Exhibit 99.2

Bright Mountain Media Reports Record Second Quarter 2020 Financial Results

Company Expects Fiscal 2020 Revenues to Grow to $22.0 Million

Boca Raton, FL - August 26, 2020 — Bright Mountain Media, Inc. (OTCQB: BMTM), an end-to-end digital media and advertising services platform, has provided its financial results for the second quarter ended June 30, 2020.

Management Commentary

“The second quarter of 2020 witnessed the addition of our newly acquired Wild Sky Media, establishing new synergies and efficiencies that are further propelling growth,” said Kip Speyer, Chairman and Chief Executive Officer of Bright Mountain Media. “Our success in growing our platform over the last two months has created a new perception within the industry, as we position ourselves as a leading end-to-end digital media and advertising services platform. This addition will enable us to capture more of the advertising spend within the value chain – driving us toward our $22.0 million revenue guidance for fiscal 2020.

“Our most recent acquisition, Wild Sky Media, an interactive media company that reaches over 30 million unique monthly users, has been immediately accretive and represents a significant growth opportunity as we continue to integrate them into the Bright Mountain Media platform. Their robust, complimentary portfolio of family-oriented websites provides access to valuable demographics, further expanding our reach as a Company. So far it has been a model acquisition by which we can measure future success against.

“We have continued to adapt to a changing digital advertising landscape in response to the COVID-19 pandemic. We look forward to the second half of 2020 as commercial accounts refocus their messaging and the political ad season ramps up. Bright Mountain is well positioned to capture a share of this ad spend due to our ability to efficiently connect brands with highly targeted consumer demographics.

“Finally, we continue to explore potential acquisitions, during what we are finding to be a buyers’ market. Given what we have accomplished to-date, taken in tandem with our pipeline, I believe we are well positioned to deliver value to our shareholders over the long-term. We look forward to sharing further updates on our emerging story at upcoming investor conferences in the third quarter of 2020,” concluded Speyer.

Second Quarter 2020 Financial Summary

●	Total revenue for the second quarter of 2020, was $2.3 million, compared to revenue of $0.7 million in the same year-ago quarter. The increase in revenue was due to the acquisitions of Wild Sky Media, Oceanside Media and MediaHouse, in spite of the negative influence of Covid-19 on the digital advertising market.

●	Selling, general and administrative expenses for the second quarter of 2020 were $4.4 million, compared to $0.8 million in the same year-ago quarter. The increase in selling, general and administrative expenses was due to the acquisitions of Oceanside, MediaHouse and Wild Sky which are not reflected in the prior period expenses

●	Net loss for the second quarter of 2020 was $3.1 million, compared to a net loss of $0.7 million in the same year-ago quarter. The increase in net loss was primarily related to an increase in operating expenses from the aforementioned acquisitions, which are not reflected in prior period expenses.

●	Cash and cash equivalents and short-term deposits were $1.9 million as of June 30, 2020, compared with $1.0 million as of June 30, 2019.

●	Cash used in operations for the second quarter of 2020 was $1.5 million, compared with cash used in operations of $0.4 million in the same year-ago quarter.

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics. Through the removal of middlemen in the advertising services process, Bright Mountain Media efficiently connects brands with targeted consumer demographics while maximizing revenue to publishers. Bright Mountain Media’s assets include Bright Mountain, LLC, MediaHouse (f/k/a NDN), Oceanside (f/k/a S&W Media), and Wild Sky Media including 24 owned and/or managed websites and 15 CTV apps. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes, “ and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions., and the realization of any expected benefits from such acquisitions You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on May 14, 2020 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Contact:

Greg Falesnik or Luke Zimmerman

MZ Group - MZ North America

949-259-4987

BMTM@mzgroup.us

www.mzgroup.us

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,905,182	$957,013
Accounts receivable, net	4,715,622	3,997,475
Note receivable, net	35,215	63,812
Prepaid expenses and other current assets	903,874	752,975
Current assets - discontinued operations	-	1,705

Total Current Assets	7,559,893	5,772,980

Property and equipment, net	139,349	30,666
Website acquisition assets, net	24,052	48,928
Intangible assets, net	24,882,063	19,610,801
Goodwill	64,568,671	53,646,856
Prepaid services/consulting agreements - long term	697,500	913,182
Right of use asset	296,514	397,912
Other assets	448,575	35,823
Total Assets	$98,616,617	$80,457,148

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$8,609,805	$8,358,442
Accrued expenses	1,032,458	3,228,328
Accrued interest to related party	10,675	6,629
Premium finance loan payable	71,062	179,844
Deferred revenues	80,741	6,651
Long term debt, current portion	165,163	165,163
Operating lease liability, current portion	218,697	211,744
Current liabilities - discontinued operations	-	591
Total Current Liabilities	10,188,601	12,157,392

Long term debt to related parties, net	32,670	25,689
Long term debt	18,588,440	-
Deferred tax liability	433,955	581,440
Operating lease liability, net of current portion	82,396	198,232
Total Liabilities	29,326,062	12,962,753
Commitments and Contingencies
Shareholders’ Equity
Convertible preferred stock, par value $0.01, 20,000,000 shares authorized,
Series A-1, 2,000,000 shares designated, 1,200,000 and 1,200,000 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	12,000	12,000
Series B-1, 6,000,000 shares designated, 0 and 0 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	-	-
Series E, 2,500,000 shares designated, issued and outstanding at June 30, 2020 and December 31, 2019, respectively	25,000	25,000
Series F, 4,344,017 shares designated, issued and outstanding at June 30, 2020 and December 31, 2019, respectively	43,440	43,440
Common stock, par value $0.01, 324,000,000 shares authorized, 110,257,860 and 100,244,312 issued and 89,937,733 and 78,063,531 outstanding at June 30, 2020 and December 31, 2019, respectively	1,102,579	1,002,444
Additional paid-in capital	95,116,892	86,856,500
Accumulated deficit	(27,009,356)	(20,444,989)
Total shareholders’ equity	69,290,555	67,494,395
Total Liabilities and Shareholders’ Equity	$98,616,617	$80,457,148

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Revenues
Advertising	$2,273,940	$716,594	$4,544,126	$1,802,050

Cost of revenue
Advertising	1,097,504	555,458	2,920,586	1,441,154
Gross profit	1,176,436	161,136	1,623,540	360,896

Selling, general and administrative expenses	4,387,741	804,449	8,367,119	1,720,403

Loss from operations	(3,211,305)	(643,313)	(6,743,579)	(1,359,507)

Other income (expense)
Interest (expense) income, net	(82,261)	15,041	(71,268)	20,138
Gain on settlement of liability	-	-	-	122,500
Other income (expense)	-	2,116	(215)	2,116
Interest expense - related party	(2,023)	(5,514)	(4,046)	(11,715)
Total other (expense) income	(84,284)	11,643	(75,529)	133,039

Net loss from continuing operations	(3,295,589)	(631,670)	(6,819,108)	(1,226,468)

Loss from discontinued operations	-	(72,206)	-	(187,670)

Net loss before tax	(3,295,589)	(703,876)	(6,819,108)	(1,414,138)

Income tax benefit	190,242	-	254,741	-

Net Loss	(3,105,347)	(703,876)	(6,564,367)	(1,414,138)

Preferred stock dividends
Series A, Series E, and Series F preferred stock	(148,995)	(823)	(267,247)	(74,994)

Net loss attributable to common shareholders	$(3,254,342)	$(704,699)	$(6,831,614)	$(1,489,132)

Basic and diluted net loss for continuing operations per share	$(0.03)	$(0.01)	$(0.06)	$(0.02)
Basic and diluted net loss for discontinued operations per share	$0.00	$0.00	$0.00	$0.00
Basic and diluted net loss per share	$(0.03)	$(0.01)	$(0.06)	$(0.02)
Weighted average shares outstanding - basic and diluted	107,427,197	64,368,972	106,148,084	63,791,361

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

June 30, 2020

(Unaudited)

	For the Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(6,564,367)	$(1,414,138)
Add back: loss attributable to discontinued operations	-	187,670
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	10,179	4,118
Amortization of debt discount	6,981	6,943
Amortization	1,999,914	66,859
Gain on settlement of liability	-	(122,500)
Stock option compensation expense	78,094	13,111
Stock issued for services rendered	91,718	-
Non-cash acquisition fee	275,000	-
Change in deferred taxes	(254,741)	-
Provision for bad debt	773,944	29,338
Changes in operating assets and liabilities:
Accounts receivable	1,395,191	(129,038)
Prepaid expenses and other current assets	335,100	30,927
Prepaid services/consulting agreements	215,682	260,000
Other assets	212,230	(4,703)
Right of use asset and lease liability	(7,485)	-
Accounts payable	(670,790)	186,087
Accrued expenses	(847,068)	(21,918)
Accrued interest – related party	4,046	1,168
Deferred revenues	40,757	(1,260)
Net cash (used in) continuing operations for operating activities	(2,905,615)	(907,336)
Net cash (used in) discontinued operations	-	(162,605)
Net cash (used in) operating activities	(2,905,615)	(1,069,941)

Cash flows from investing activities:
Purchase of property and equipment	(4,055)	(16,036)
Cash acquired from Wild Sky	1,357,669	-
Cash paid for website acquisition	-	(8,000)
Net cash provided by (used in) investing activities	1,353,614	(24,036)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	2,170,562	1,515,200
Payments of premium finance loan payable	(108,782)	(47,992)
Dividend payments	(55,007)	(149,165)
Principal payments received (funded) for notes receivable	28,597	(64,682)
Note receivable funded	-	(984,242)
Note payable funded	464,800	-
Net cash provided by financing activities	2,500,170	269,119

Net increase (decrease) in cash and cash equivalents including cash and cash equivalents classified within assets related to continuing operations	948,169	(824,858)
Net decrease in cash and cash equivalents classified within assets related to discontinued operations	-	(19,347)
Net increase in cash and cash equivalents	948,169	(844,205)
Cash and cash equivalents at the beginning of period	957,013	1,042,457
Cash and cash equivalents at end of period	$1,905,182	$198,252